FIFTH AMENDMENT TO
                              EMPLOYMENT AGREEMENT


                  This FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT is made as of the 6th day of March, 2002 by and between CHECKPOINT SYSTEMS, INC. ("CSI") and MICHAEL E. SMITH ("Executive").

                  WHEREAS, CSI and Executive are parties to an Employment Agreement dated July 1, 1995, as amended on July 1, 1997, March 25, 1999, July 17, 2001 and January 1, 2002 ("Agreement"); and

                  WHEREAS, CSI has determined it is in its best interests to modify the Agreement by amending the term of employment, as well as to provide various other incentives as described herein in order to encourage the Executive to continue with his employment as indicated herein;

                  NOW, THEREFORE, in consideration of the premises and mutual promises and covenants contained herein, and intending to be bound hereby, the parties agree as follows:

                  1. Section 1. Employment and Term is hereby amended so that the expiration date of the term shall be extended until March 31, 2003.

                  2. Section 3. Compensation, Subsection A. is hereby amended so that the Base Salary payable effective as of March 1, 2002 and payable thru March 31, 2003 shall be increased by One Hundred Fifty Thousand Dollars ($150,000.00) per annum to Six Hundred Thousand Dollars ($600,000.00) per annum.

                  3. Paragraph 3 of the Fourth Amendment to Employment Agreement dated as of January 1, 2002 ("Fourth Amendment") shall be deleted in its entirety, and the following provision shall apply:

                  "The extension of the Term as provided in Section 1 above, shall not be considered as an "extension or new agreement" for purposes of determining Executive's entitlement to severance benefits as provided in Section 6.E. Therefore, should Executive's employment be terminated for any reason, with or without cause, including but not limited to a voluntary termination by Executive (excepting therefrom a voluntary termination by Executive prior to April 15, 2002), Executive shall be entitled to receive severance pay for a period of thirty (30) months consisting of the payment of one hundred percent (100%) of Executive's monthly Base Salary as of February 28, 2002 (subject to increase as provided in the last sentence of this paragraph), payable on the date of termination, and continuation of health insurance benefits, life and disability insurance benefits and 401(K) benefits for the thirty (30) month period. If Executive voluntarily terminates his employment prior to April 15, 2002, Executive shall be entitled to receive severance pay for a period of thirty (30) months consisting of the payment of one hundred percent (100%) of Executive's monthly Base Salary as of December 31, 2001 payable on the date of termination, and continuation of health insurance benefits, life and disability insurance benefits and 401(K) benefits for the thirty (30) month period. If Executive has not voluntarily terminated his employment prior to March 31, 2003, or if Executive is terminated without cause prior to March 31, 2003, Executive's monthly Base Salary, for purposes of calculating the severance payment provided in Section 6., as modified herein, shall be increased from his monthly Base Salary as of February 28, 2002 to his monthly Base Salary as of the date of termination."

                  4. The provisions of Sections 4. and 5. of the Fourth Amendment shall continue to apply.

                  5. The Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and cannot be changed or terminated orally. To the extent not inconsistent with this Fifth Amendment, the Employment Agreement of July 1, 1995, as amended prior to the date hereof, is hereby ratified and confirmed. No modification or waiver of any of the provisions hereof shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.

ATTEST:                                     CHECKPOINT SYSTEMS, INC.



________________________________            By:_____________________________



WITNESS:



---------------------------------           ----------------------------------
                                                    Michael E. Smith